LEASE




                                 BY AND BETWEEN

                                  REXFORD LLC,
                                   as Landlord




                                       AND




                       TANGRAM ENTERPRISE SOLUTIONS, INC.,
                                    as Tenant

                                 LEASE AGREEMENT


                             INDEX OF LEASE SECTIONS


         1.       OUTLINE OF LEASE PROVISIONS
         2.       DEMISE
         3.       DEFINITIONS
         4.       TERM
         5.       RENT
         6.       TENANT'S USE
         7.       LANDLORD'S DUTIES
         8.       CONDITION OF DEMISED PREMISES
         9.       INDEMNIFICATION AND INSURANCE
         10.      FIRE OR OTHER CASUALTY
         11.      ASSIGNMENT AND SUBLETTING
         12.      DEFAULT AND REMEDIES
         13.      BANKRUPTCY
         14.      COMMON AREAS
         15.      EMINENT DOMAIN
         16.      LANDLORD'S RIGHT OF ENTRY
         17.      QUIET ENJOYMENT
         18.      WAIVER
         19.      ACCORD AND SATISFACTION
         20.      SUBORDINATION
         21.      ESTOPPEL LETTER
         22.      NOTICES
         23.      REAL ESTATE COMMISSION
         24.      HOLDING OVER
         25.      RELATIONSHIP BETWEEN THE PARTIES
         26.      PARTIAL INVALIDITY
         27.      SUCCESSORS
         28.      TRANSFER OF LANDLORD INTEREST
         29.      LANDLORD'S LIABILITY
         30       HAZARDOUS MATERIALS
         31.      REIMBURSEMENT OF FEES AND COSTS
         32       FORCE MAJEURE
         33.      ENTIRE AGREEMENT; NO ORAL MODIFICATION
         34.      CONFIDENTIALITY
         35.      REVIEW OF DOCUMENTS
         36.      RULES
         37.      SIGNS
         38.      RIGHT TO PERFORM
         39.      EFFECTIVE
         40.      SECURITY
         41.      FINANCIAL STATEMENTS
         42.      COMPLIANCE WITH LAWS
         43.      LEASE RIDERS

      LEASE RIDERS:
         Lease Rider No. 1:        Right of First Offer
         Lease Rider No. 2:        Intentionally Deleted
         Lease Rider No. 3:        Pre-Move In Expansion Offer
         Lease Rider No. 4:        Renewal Options
         Lease Rider No. 5:        Termination Option

      LEASE EXHIBITS:
         Exhibit A:                Legal Description
         Exhibit A-1:              Building
         Exhibit A-2:              Building Floor Plan
         Exhibit B:                Description of Landlord Work and Tenant Work
         Exhibit B-1:              Space Plan
         Exhibit C:                Rules and Regulations
         Exhibit D:                Confirmation Agreement

                                 LEASE AGREEMENT

     This LEASE AGREEMENT (THE "LEASE") made and entered into this     day of
December, 1996, by and between Rexford LLC a North Carolina Limited Liability company, referred to as "LANDLORD", and TANGRAM ENTERPRISE SOLUTIONS, INC. a Delaware corporation, referred to as "TENANT".

         1. OUTLINE OF LEASE PROVISIONS: This Section 1 is intended to provide a convenient reference to the provisions contained in this Lease. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.

         A.  LANDLORD AND LANDLORD'S NOTICE ADDRESS:

             Rexford LLC
             c/o Grubb Management, Inc.
             11,000 Regency Parkway, Suite 101
             Cary, North Carolina 27511
             Attn: Sal Cammarata

         B.  TENANT AND TENANT'S NOTICE ADDRESS:

             Sterling Regency
             11000 REGENCY PARKWAY
             CARY, NORTH CAROLINA 27511
             ATTN:  NANCY DUNN

         C.  BUILDING ADDRESS:

             Sterling Regency
             11000 Regency Parkway
             Cary, North Carolina  27511

         D.  Suite 301/401

         E.  RENTABLE SQUARE FEET OF DEMISED PREMISES: 49,574

         F.  RENTABLE SQUARE FEET OF BUILDING: 252,939

         G.  TERM COMMENCEMENT DATE:  MARCH 1, 1997

         H. TERM EXPIRATION DATE: THE END OF THE 91ST MONTH AFTER THE COMMENCEMENT DATE.

         I.  MINIMUM RENT EACH LEASE YEAR PER SQUARE FOOT:

         MONTH       PRSF        MONTHLY MINIMUM RENT      YEARLY MINIMUM RENT
         ---------------------------------------------------------------------
         1-6        $17.25             $12,650.00
         7          $17.25             $35,631.31
         8-19       $17.25             $71,262.63
         20-31      $17.60             $72,708.53               $872,502.40
         32-43      $17.95             $74,154.44               $889,853.30
         44-55      $18.30             $75,600.35               $907,204.20
         56-67      $18.65             $77,046.26               $924,555.10

         68-79      $19.00             $78,492.17               $941,906.00
         80-91      $19.35             $79,938.08               $959,256.90

*All rents calculated based on 49,574 RSF
                                  Total Aggregate Minimum Rent:$6,461,960.77


         J.  ESTIMATE OF PRO RATA SHARE OF OPERATING EXPENSES FOR FIRST LEASE
             YEAR: 19.6%

         K. PERATING EXPENSE BASE YEAR:The lower of 1997 or 1998 grossed up to reflect 100% occupancy.

         L.  SECURITY DEPOSIT: NONE.

         M.  PERMITTED USE:  General Office Use.







                THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

         2.  DEMISE:

             A. DEMISED PREMISES: Landlord hereby leases the "Demised Premises"
                described in EXHIBIT A, attached hereto and incorporated herein by reference together with the nonexclusive use of the Common Areas, to Tenant, and Tenant leases and accepts, subject to the terms and conditions of this Lease, the premises referred to as the Demised Premises which the parties stipulate for purposes of this Lease (including all rent and other charges hereunder) shall be 49,574 rentable square feet of space in the office building with an address listed in Section 1(C) known as 11000 Regency, as shown on the site plan attached hereto and incorporated herein and marked EXHIBIT "A-1".

             B. EXCEPTION AND RESERVATION: Landlord reserves and excepts from within the Demised Premises the roof and exterior walls of the Building of which the Demised Premises are a part, and further reserves the right to construct additional floors on, or additions to, the Building of which the Demised Premises are a part and the right in, over and upon the Demised Premises as may be reasonably necessary or advisable for the servicing of the Demised Premises or of other portions of the Building. Landlord will provide Tenant with sixty (60) days notice prior to commencement of construction.

         3. DEFINITIONS: In addition to definitions contained within the body of this Lease, the following definitions shall apply:

             A. BUILDING: The term "Building" as used herein shall be deemed to mean the entire existing building and improvements, including all land as shown on EXHIBIT A-1 and any and all proposed structures (whether reflected on EXHIBIT A-1 or hereafter incorporated in the office building during the term or any extension thereof), parking or as the same may from time to time be increased by the addition of other land or decreased by the deletion of a portion thereof, together with structures and the like thereon which may from time to time be included by Landlord in the development.

             B. COMMON AREAS: The term "Common Areas" as used herein shall include parking areas, service roads, loading facilities, washrooms, hallways, interior corridors, sidewalks and other areas constructed or to be constructed for use in common by the Tenant, other tenants in the Building and their employees and business invitees, subject, however, to the terms of this Lease and to the rules and regulations which may be prescribed from time to time by Landlord.


             C. HOLIDAYS: The term "Holidays" shall mean New Year's Day,
                Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

             D. LEASE YEAR: The term "Lease Year" shall mean the twelve (12)
                month period beginning on the first day of the first full month immediately following the Commencement Date referred to below, and each successive twelve (12) month period thereafter, provided that if the Commencement Date is on a day other than first day of a calendar month, the first Lease Year shall include the period from the Commencement Date through the end of the calendar month in which the Commencement Date occurs.

             E. NORMAL BUSINESS HOURS: The term "Normal Business Hours" shall mean the period from 8:00am to 6:00pm, Monday through Friday and from 8:00am to 12:00 noon on Saturdays, excluding Holidays.

             F. OPERATING EXPENSES: The term "Operating Expenses" shall mean (A)
                Landlord's operating expenses that are reasonable, actual and necessary, out-of-pocket (except Landlord may use its normal accrual method of accounting), obtained at competitive prices and that are directly attributable to the operation, maintenance, management, and repair of the Building, as determined under generally accepted accounting principles consistently applied, including:

                1. All supplies and materials used, and labor charges incurred, in the operation, maintenance, decoration, repairing and cleaning of the Building;

                2. Cost of all equipment purchased, leased or rented which is utilized in the performance of Landlord's obligations hereunder, and the cost of maintenance and operation of any such equipment;

                3. Cost of all third party management, maintenance and service agreements for the Building and the equipment therein, including, without limitation, alarm service, security service, window cleaning, and elevator maintenance;

                4. Accounting costs, including the cost of audits by certified public accountants, and legal and engineering fees and expenses incurred in connection with the operation and management of the Building, except for such costs based upon Landlord's gross negligence;

                5. Wages, salaries commissions, and related expenses of all on-site and off-site agents or employees engaged in the operation, maintenance, security and management of the Building;

                6. Cost of all insurance coverage for the Building;

                7. Any and all maintenance and repair (including repainting) of the common areas and public areas of the Building, and exterior and interior landscaping;

                8. Cost of removal of trash, rubbish, garbage and other refuse from the Building as well as removal of ice and snow from the sidewalks on or adjacent to the Building;

                9. The annual amortization over its useful life with a reasonable salvage value on a straight-line basis of cost of any capital improvements made to the Building subsequent to the Commencement Date (including legal, architectural and engineering fees incurred in connection therewith), which serve to reduce operating costs;

                10. All charges for gas, water, sewerage service, and other utilities furnished to the Building;

                11. All electricity furnished to the Building, including, without limitation, electricity furnished to individual tenants of the Building, to the common areas and public areas of the Building, and to the machinery and equipment (including any heating, ventilation and air-conditioning equipment) used in the operation and maintenance of the Building:

                12. Janitorial service, including service to areas of the Building leased to tenants;

                13. Management fees payable to any managing agent of the Building at market rates;

                14. Real property taxes assessed against the Building.

                15. Installments and interest on assessments for public betterment or public improvements.

                16. Legal fees and costs incurred in connection with contesting the amounts or the impositions of any Real Property Taxes.

                NOTWITHSTANDING THE FOREGOING OPERATING EXPENSES EXCLUDE:

                1. Leasing commissions, costs, disbursements, and other expenses incurred for leasing, renovating, or improving space for tenants;

                2. Costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for tenants;

                3. Landlord's cost of electricity or other service sold to tenants for which Landlord is to be reimbursed as a charge over the Rent and Additional Rent payable under the lease with that tenant;

                4. Depreciation and amortization on the Building;

                5. Costs incurred because the Landlord or another tenant violated the terms of any lease;

                6. Overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies or other materials, to the extent that the costs of the services, supplies or materials exceed the competitive costs of the services, supplies, or materials were they not provided by a subsidiary or affiliate;

                7. Interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money;

                8. Compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord;

                9. Items and services for which Tenant reimburses Landlord or pays third parties or that Landlord provides selectively to one or more tenants of the Building other than Tenant without reimbursement;

                10. Advertising and promotional expenditures;

                11. Repairs or other work needed because of fire windstorm, or other casualty or cause insured against by Landlord or to the extent Landlord's insurance would have provided insurance, whichever is the greater coverage;

                12. Costs incurred in operating a parking facility for the Building, if Landlord is charging for parking spaces.

                13. Nonrecurring costs incurred to remedy structural defects in original construction materials or installations;

                14. Any costs, fines, or penalties incurred because Landlord violated any governmental rule or authority;

                15. Costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous wastes or asbestos-containing materials from the Land or the Building unless the wastes or asbestos-containing materials were in or on the Property because of Tenant's acts.

                16. Cost of capital improvements or capital repairs, except as specifically provided for above.

             G. PARTIAL YEAR: The term "Partial Year" shall mean any period beginning on the first day of any Lease Year and ending, by reason of the termination of this Lease, prior to the end of such Lease Year.

             H. REAL PROPERTY TAXES: The term "Real Property Taxes" shall mean any form of assessment, license, fee, rent tax, levy, or tax, imposed by any authority having the direct or indirect power to tax, or by any city, county, state of federal government or any other district or division thereof, on the Building or any part thereof, or any legal or equitable interest of Landlord in the same.

             I. RENT: The term "Rent" shall mean minimum rent, Tenant's Pro Rata
                Share of Operating Expenses, and all other sums required to be paid by Tenant under the terms of this Lease, as additional rent, and, in the event of non-payment thereof, Landlord shall have the rights and remedies herein provided for in the case of non-payment of Rent.

             J. SINGLE TENANT FLOOR: The term "Single Tenant Floor" shall mean an entire floor within one wing of the Building occupied by a single tenant.

             K. TENANT'S PRO RATA SHARE shall mean that fraction, the numerator of which equal the number of rentable square feet in the Demised Premises, and the denominator of which equals the from-time-to-time total rentable square footage of the Building.

             L. USEABLE SQUARE FEET: The term "Useable Square Feet" for multi-tenant floors is the total floor square footage less vertical openings and Common Areas. The term "Useable Square Feet" for Single Tenant Floors is the total floor square footage less vertical openings.

             M. RENTABLE SQUARE FEET: The term "Rentable Square Feet" of Demised
                Premises for multi-tenant floors is Usable Square Feet plus fifteen percent (U + 15%). The term "Rentable Square Feet" of Single Tenant Floors is Usable Square Feet plus ten percent (U + 10%).

         4. TERM: This Lease shall commence on the commencement date specified in Section 1(F) (the "Commencement Date") and shall terminate at noon on the date specified in Section 1(G). If Landlord, for whatever reason, cannot deliver possession of the Demised Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby (except that the payment of Rent shall not commence until delivery of possession); and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting therefrom; provided, however, that in such event, the dates of commencement and termination for this Lease, and all other dates affected thereby, shall be revised to conform to the date of Landlord's delivery of possession to Tenant. However, Landlord will deliver Demised Premises within thirty-five (35) days of Commencement Date or pay a penalty of $2,000.00 per day to Tenant for each day beyond thirty (30) days; provided Lease is signed by December 20, 1996, and Tenant is not responsible for any delays. If Landlord is unable to deliver possession of the Demised Premises within sixty (60) days of the Commencement Date, Tenant may terminate this Lease by delivering written notice to Landlord.

             TENANT SHALL BE GIVEN ACCESS TO THE DEMISED PREMISES FOR A PERIOD OF SEVEN (7) DAYS PRIOR TO THE LEASE COMMENCEMENT DATE FOR INSTALLATION OF FURNITURE, PHONE SYSTEMS, ETC. AT NO COST TO TENANT SO LONG AS TO NOT INTERFERE WITH LANDLORD'S WORK AND IS NOT IN VIOLATION OF ANY BUILDING CODES.

         5.  RENT:

             A. MINIMUM RENT: Tenant shall pay Landlord as minimum rent for the
                Demised Premises, the amount per rentable square foot specified in Section 1(I), in monthly installments of the amounts specified in Section 1(I), without any setoff or deduction whatsoever and in advance on the first day of each month beginning in the eighth month following the Commencement Date and every month thereafter during the entire term of this Lease at the address specified in Section 1(A), or at such other place as Landlord may designate from time to time.

             B. ADDITIONAL RENT: Following the calendar year listed in Section
                1(K) (the "Base Year"), Landlord shall determine its Operating Expenses for the Base Year. Each succeeding year during the term hereof, Landlord shall estimate its Operating Expenses for the upcoming calendar year for the Building. If these Operating Expenses are estimated to exceed the Operating Expenses for the Base Year, then the Tenant shall pay Tenant's Pro Rata Share of any such overage. The Landlord's determination of the Operating Expenses for the Base Year shall be computed based upon a 100% occupancy of the Building. Landlord shall give Tenant notice of the estimated amount by which Operating Expenses for the upcoming calendar year are anticipated to exceed Operating Expenses for the Base Year. Tenant shall pay in equal monthly installments, as additional rent, one twelfth (1/12th) of the amount of such overage each month.Landlord shall provide computation of actual operating expenses to Tenant within seventy-five (75) days of the end of each calendar year. Any overages shall be distributed to Tenant by check or rental credit within thirty (30) days.

             C. PAYMENT OF CHARGES: All Rent and other charges to be paid by
                Tenant shall be paid as provided in this Lease agreement without any setoff or deduction whatsoever and the non-payment of any item when due (or with the monthly payments if not otherwise provided for herein) shall constitute an item of default under the terms hereof.

             D. LATE CHARGE: Rent in arrears five (5) days after the same is due shall bear interest at the annual rate (the "Default Rate") which shall be the lesser of eighteen percent (18%) or the highest amount permitted by law. This provision shall in no way affect the right of Landlord to declare Tenant in default of this Lease for the failure to pay any sums when due. Landlord shall be obligated to provide Tenant with written notice, a maximum of two times per calendar year and Tenant shall have a five (5) day grace period after receipt of such notice.

         6.  TENANT'S USE:

             A. PERMITTED USE: The Demised Premises shall be used and occupied by Tenant solely for the purposes listed in Section 1(M) and for no other purpose without Landlord's prior written consent.

             B. RESTRICTION ON USE: Tenant shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building. Tenant shall not use or allow the Demised Premises to be used for any improper, immoral, unlawful or for any business, use or purpose deemed to be disreputable or inconsistent with the operation of a first class office building. Tenant shall not commit or suffer the commission of any waste in, on, or about the Demised Premises. Tenant shall not use the Demised Premises or permit anything to be done in or about the Demised Premises which will in any way conflict with any law, statute, ordinance, regulation, government rule or regulation, now or hereafter enacted. If any of the Tenant's office machines or equipment create a nuisance to any other tenant in the Building, then Tenant shall provide adequate insulation, or take such other action as may be necessary to eliminate the noise or disturbance.

         7.  LANDLORD'S DUTIES:

             A. MAINTENANCE AND REPAIR: Landlord will maintain and keep in reasonable repair the Demised Premises, including plumbing, electrical, and heating, and air conditioning systems, elevators, and the Common Areas on the floor, including, but not limited to, washrooms, hallways and elevator areas and in the building, as well as the foundation, exterior walls and roof of the Building in which the Demised Premises are located and the structural portions of the Demised Premises and the Building. Landlord shall not be called upon to make any such repairs occasioned by the act of neglect of Tenant, its agents, employees, invitees, licensees or contractors. Except as provided in Exhibit B, Landlord shall not be called upon to make any other improvements or repairs of any kind upon the Demised Premises and appurtenances. Any of the foregoing repairs required to be made by reason of the negligence of Tenant, its agents, employees, invitees, licensees, or contractors, as above described, shall be the responsibility of Tenant notwithstanding the provisions contained in this paragraph. Tenant shall promptly report in writing to Landlord any defective condition known to it. Landlord will make all repairs and replacements in a reasonable period of time after receiving notice or having actual knowledge of the need for repair or replacement. If after thirty (30) days, excluding emergencies, Landlord fails to make such repair and replacement, provided it can be repaired within thirty (30) days, Tenant can do so and charge Landlord. Tenant hereby waives the right to make repairs at Landlord's expense under any other law, statute or ordinance now or hereafter in effect.

             B. JANITORIAL AND UTILITY SERVICES: Landlord will provide for the
                Demised Premises during the five (5) business days per week, excluding Holidays:

                1. Janitorial services.

                2. Electrical power at voltage standard for office buildings similar in type to the Building.

                3. Heating and air conditioning, sufficient to maintain
                   temperatures during Normal Business Hours as follows: 75 degrees fahrenheit or lower when outside conditions are less than 95 degrees fahrenheit but greater than 60 degrees fahrenheit; and 70 degrees fahrenheit or higher when outside conditions are greater than 10 degrees fahrenheit but less than 60 degrees fahrenheit. If requested by Tenant, with 24 hour notice, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and the cost of such services at the rate of $25.00 per hour shall be paid by Tenant as additional Rent, payable within ten (10) days of notice of such fee from Landlord.

                4. Removal of trash from site dumpsters in accordance with city schedules.

                5. Cold water for lavatory and toilet purposes and hot water for lavatory purposes.

                6. Restroom facilities.

                7. Sanitary sewer facilities.

                8. Directory listings for the various tenants at the Building, including Tenant.

                9. Keys or access cards to serve the Demised Premises, up to a total of four per 1,000 rsf without charge (additional keys or access cards will be available for a fee determined by Landlord).

                10. Elevators providing adequate services leading to the floor on which the Demised Premises is located.

                11. Replacement of light tubes and lamp ballasts.

                12. Extermination and pest control.

                13. Maintenance of Common Areas in a manner comparable to other first class office buildings in the Raleigh, NC area.

                However, if Tenant utilizes machines or equipment which expend an extraordinary amount of HVAC, Tenant will pay to Landlord the monthly amount which reasonably covers such extraordinary usage. Landlord shall not be responsible for any failure or interruption in utility services to the Demised Premises. Landlord shall not be liable for any loss, injury or damage caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. In no event shall Landlord be liable for any damage to the Demised Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, ruptured, leakage, or overflow of any plumbing or other pipes or other similar cause, unless such act or omission is a result of Landlord's gross negligence or willful act. Tenant shall pay or cause to be paid all charges for telephone or any other communication services.

         8.  CONDITION OF DEMISED PREMISES

             A. INITIAL CONSTRUCTION: Except as specified in Exhibit B, Tenant shall be deemed to have accepted the Demised Premises on the Commencement Date in their "as is" condition. The acceptance of the Demised Premises by Tenant shall be deferred until receipt by Tenant of an architect's certificate of readiness certifying that the Demised Premises are ready for occupancy and such occupancy has been granted. Within five (5) business days after the architect gives such notice, Tenant shall make such inspection of the Demised Premises as Tenant deems appropriate, and, except as otherwise notified by Tenant in writing to Landlord within such period, Tenant shall be deemed to have accepted the Demised Premises in its then condition. If, as a result of such inspection, Tenant discovers minor deviations or variations from the plans and specifications for Tenant's improvements of a nature commonly referred to as a "punch list" item, Tenant shall promptly notify Landlord of each deviation. The existence of any punchlist item shall not postpone the Lease Commencement Date nor the obligation of Tenant to pay Rent or any other charge due hereunder. Landlord will diligently attempt to complete the punchlist items within thirty (30) days after the Commencement Date. Landlord will also correct any latent defects as they become known. Landlord's obligations with respect to any upfit for Tenant, however, shall be limited to Landlord's Work set forth on EXHIBIT B attached hereto.

             B. TENANT'S DUTY TO REPAIR:

                1. Maintenance Obligation: Except as provided in Section 7 of this Lease as being required of Landlord, Tenant shall keep and maintain the Demised Premises in good order, condition and repair, except for reasonable wear and tear, casualty and condemnation.

                2. Surrender of Premises: Upon termination of this Lease or any renewal term, Tenant shall deliver the Demised Premises in broom clean and otherwise in the same condition as received by it on the Commencement Date (subject to the removals hereinafter required), reasonable wear and tear excepted, and shall surrender all keys and access cards for the Demised Premises to Landlord at the place then fixed for the payment of Rent and shall inform Landlord of all combinations for locks, safes and vaults, if any, in the Demised Premises. Tenant, during the last thirty (30) days of the term, shall remove all of its trade fixtures, and, to the extent required by Landlord by written notice, any other installations, alterations or improvements installed subsequent to Commencement Date, before surrendering the Demised Premises as aforesaid and shall repair any damage to the Demised Premises caused thereby. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term. Any items remaining in the Demised Premises on the termination date of this Lease shall be deemed abandoned for all purposes and shall become the property of Landlord and the latter may dispose of the same without liability of any type of nature.

             C. TENANT'S ALTERATIONS: Tenant shall not make any alterations, additions, changes or improvements to the Demised Premises, without, in each instance, the prior written approval of Landlord, which Landlord shall not unreasonably withhold or delay. All such work shall be done in a good and workmanlike manner using only good grades of material, and shall comply with all applicable laws of every governmental authority having jurisdiction over the Building at the time such work is performed and thereafter, and shall be diligently prosecuted through completion.

             D. MECHANICS LIENS: If Tenant makes any alterations or improvements in the Demised Premises, Tenant must pay for same when made. Nothing in the Lease shall be construed to authorize Tenant or any person dealing with or under Tenant, to charge the rents of the Demised Premises, or the property of which the Demised Premises forms a part, or the interest of Landlord in the estate of the Demised Premises or the Building, or any person under or through whom Landlord has acquired its interest in the estate of the Demised Premises, with a mechanic's lien or encumbrance of any kind, and under no circumstances shall Tenant be construed to be the agent, employee or representative of Landlord in the making of any such alterations or improvements to the Demised Premises, but, to the contrary, the right or power to charge any lien, claim or encumbrance of any kind against Landlord's rents or the Demised Premises or said land is denied. Landlord shall have the right, but not the obligation, to notify any person or entity supplying labor or materials for Tenant to the Demised Premises that such work is for the exclusive benefit of Tenant in order to notify the provider thereof that Landlord's interest in the Demised Premises is not subject to impression of a lien with respect thereto. If Tenant does authorized construction and a mechanic's or materialmen's lien is filed, the Tenant's only obligation shall be to remove the lien or post a bond in accordance with North Carolina statutes. In the event of the filing of a notice of any mechanic's or materialmen's lien, Tenant will promptly pay same and take steps immediately to have the same removed. If the same is not removed or bonded off within twenty (20) days from the date of written notice from Landlord, Landlord shall have the right at Landlord's option of paying the same or any portion thereof and the amounts so paid, including attorneys' fees and expenses associated therewith and interest at the Default Rate on any sums and expenses paid or advanced from the date of expenditure until the date of reimbursement by Tenant, shall be deemed to be additional rent due from Tenant to Landlord and shall be paid to Landlord immediately upon rendition to Tenant of a bill for same. Tenant shall indemnify and save harmless Landlord from and against all losses, claims, damages, costs or expenses suffered by Landlord by reason of any repairs, installations or improvements, made by Tenant.

             E. ROOF: Tenant will not in any manner cut or drive nails into or otherwise mutilate the roof of the Demised Premises and will be responsible for any damage caused to the roof by any acts of Tenant, its agents, servants, employees or contractors.

         9.  INDEMNIFICATION AND INSURANCE:

             A. INDEMNIFICATION: Tenant shall protect, indemnify and save
                Landlord harmless from and against any and all liability and expense of any kind arising from injuries or damages to persons or property on the Demised Premises or arising out of or resulting in any way from any negligent act or omission of Tenant, its agents, employees, contractors, licensees or invitees during the term of this Lease.

                Landlord shall protect, indemnify and save Tenant harmless from and against any and all liability and expense of any kind arising from injuries or damages to persons or property arising out of or resulting in any way from any gross negligent acts or omissions of Landlord, its agents or employees, contractors, licensees or invitees during the term of this Lease.

             B. NOTICE OF CLAIM OR SUIT: Tenant agrees to promptly notify
                Landlord of any claim, action, proceeding or suit instituted or threatened against Landlord, Tenant or Landlord's Lender. Landlord agrees to promptly notify Tenant of any claim, action, proceeding or suit instituted or threatened against Tenant of which Landlord has knowledge. In the event Landlord is made a party to any action for damages which Tenant has agreed to indemnify Landlord against, then Tenant shall pay all costs and shall provide counsel reasonably acceptable to Landlord and Landlord's Lender in such litigation or shall pay at Landlord's option the attorney fees and costs incurred in connection with said litigation by Landlord or Landlord's Lender.

             C. FIXTURES: Tenant shall obtain insurance covering all fixtures, merchandise, equipment and personal property from time to time located in, on or upon the Demised Premises, in the amount of their full replacement cost from time to time during the term of this Lease, providing protection against any peril included within the classification "Fire and Extended Coverage", together with insurance against sprinkler leakage (if the Demised Premises are sprinkled), vandalism and malicious mischief. Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 10 hereof, in which event the terms of Section 10 hereof shall control.

                Landlord will maintain 100% replacement cost "all risk" policy for the Building at all times during the term of this Lease.

             D. LIABILITY INSURANCE: Tenant agrees to maintain at its expense at all times during the lease term full Commercial General Liability Insurance naming Landlord and Landlord's Lender, to the extent requested in writing, as additional insureds in an amount not less than $2,000,000.00 per occurrence.

                Landlord will maintain Commercial General Liability Insurance in amounts customary for office buildings in Raleigh, NC of the size of the Building.

             E. FAILURE TO PROCURE INSURANCE: In the event Tenant shall fail to procure insurance required under this Section and fail to maintain the same in force continuously during the term, of if Tenant shall fail to pay for any increase in premiums required hereunder, Landlord shall be entitled to procure the same and Tenant shall immediately reimburse Landlord for such premium expense, plus interest thereon at the Default Rate from the date of expenditure by Landlord until the date of reimbursement by Tenant. In order to collect such reimbursement, Landlord shall have all the remedies available to it under this Lease for a default in the payment of Rent.

             F. INCREASE IN FIRE INSURANCE PREMIUM: Tenant agrees not to keep upon the Demised Premises any articles, materials, equipment or goods which may be prohibited by the standard form of fire insurance policy. It is agreed between the parties that in the event the insurance rates applicable to fire and extended coverage insurance covering the within premises shall be increased by reason of any use of the Demised Premises made by Tenant, then Tenant shall pay to Landlord such increase in insurance as shall be occasioned by said use, within ten (10) days of Tenant's receipt of a bill for same.

             G. PROPERTY OF TENANT: Tenant agrees that all property owned by it in, on or about the Demised Premises shall be at the sole risk and hazard of Tenant. Landlord shall not be liable or responsible for any loss of or damage to Tenant, or anyone claiming under or through Tenant, or otherwise, whether caused by or resulting from a peril required to be insured hereunder, or from water, steam, gas, leakage, plumbing, electricity or electrical apparatus, pipe or apparatus of any kind, the elements or other similar or dissimilar causes, and whether or not originating in the Demised Premises or elsewhere, and provided such damage or loss is not the result of an intentional and willful wrongful act of Landlord or the result of gross negligence by Landlord, its agents, employees, invitees, licensees or contractors.

             H. POLICY FORM OF TENANT'S INSURANCE: All policies of insurance required of Landlord and Tenant herein shall be issued by insurance companies, with a general policy holder's rating of not less than "A" and a financial rating of not less than VIII as rated in the most current available "Best's" insurance reports, and qualified to do business in the State where the Demised Premises is located, which policies shall be for the mutual and joint benefit and protection of Landlord and Tenant. Executed copies of insurance certificates thereof shall be delivered to Landlord prior to delivery of possession of the Demised Premises to Tenant, renewal policies or certificates shall be delivered to Landlord within thirty (30) days prior to the expiration of the term of each such policy and upon request of Landlord at any time during the term. All public liability policies shall contain a provision that Landlord and Landlord's Lender shall be entitled to recovery under said policies for any loss occasioned to it or its servants, agents and employees by reason of the negligence of Tenant. Tenant's insurance policies shall contain endorsement that such insurance may not be cancelled or amended except upon thirty (30) days' prior written notice from the insurance company to Landlord, sent by certified or registered mail. As often as any such policies shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All public liability, property damage and other casualty policies shall be procured and maintained by Tenant in like manner and to like extent. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.

             I. MUTUAL WAIVER OF SUBROGATION: Landlord and Tenant hereby waive the rights each may have against the other on account of any loss or damage occasioned to Tenant or Tenant, as the case may be, their respective property, the Demised Premises or its contents or to other portions of the Building, arising from any risk insured against by Landlord or Tenant, and the parties each, on behalf of their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that it may have against Landlord or Tenant, as the case may be. The release and waiver of subrogation rights provided herein shall apply only if and to the extent that insurance proceeds are in fact paid to or for the account of the party giving the release hereunder.

         10. FIRE OR OTHER CASUALTY: If the Demised Premises shall be partially damaged by fire or other casualty insured under Landlord's insurance policies, then upon Landlord's receipt of the insurance proceeds, Landlord shall, except as otherwise provided herein, repair and restore the same (exclusive of Tenant's fixtures, equipment, decorations, signs and contents and any of Tenant's work described in EXHIBIT B hereto) substantially to the condition thereof immediately prior to such damage or destruction; limited, however, to the extent of the insurance proceeds received in hand by Landlord therefor. If by reason of such occurrence, (a) the Building or the Demised Premises are damaged in whole or in part as a result of a risk which is not covered by Landlord's insurance policies; or (b) the Building or the Demised Premises are damaged to an extent of thirty percent (30%) or more of the then replacement value thereof; or (c) any or all of said buildings or the Common Areas of the Building are damaged (whether or not the Demised Premises are damaged) to such an extent that the Building cannot in the sole judgment of Landlord be operated as an integral unit; or (d) any mortgagee or deed of trust holder requires that any of Landlord's insurance proceeds be applied to reduce Landlord's loan balance, then in any of such events, Landlord may elect either to repair the damage as aforesaid, or cancel this Lease by written notice of cancellation given to Tenant within sixty (60) days after the date of such occurrence, and thereupon this Lease shall cease and terminate with the same force and effect as though the date set forth in Landlord's said notice were the date herein fixed for the expiration of the term hereof and Tenant shall immediately vacate and surrender the Demised Premises to Landlord. In addition, Tenant may also terminate this Lease, by written notice to Landlord (i) if prior to beginning the restoration, Landlord cannot provide assurances satisfactory to Tenant that such restoration can be completed within one hundred twenty (120) days following the casualty or (ii) at any time between the one hundred twenty-first (121st) and one hundred thirty-fifth (135th) days after the occurrence of any such casualty, if Landlord shall fail to restore the damaged portions of the Demised Premises within one hundred twenty (120) days after such casualty. However, if Landlord is prevented by any cause beyond its reasonable control, from completing the restoration within said one hundred twenty (120) day period, and if Landlord shall provide Tenant with written notice of such cause for delay within fifteen (15) days after the occurrence thereof, then Landlord shall have an additional period beyond said one hundred twenty (120) days, equal to the period Landlord is delayed by causes beyond its reasonable control, in which to restore the damaged areas of the Demised Premises, and Tenant may not elect to terminate this Lease until said additional period has expired with Landlord having failed to complete such restoration. In such case, Tenant's fifteen (15) day right of termination shall begin to run upon the expiration of Landlord's additional period for restoration. Upon the termination of this Lease, Tenant's liability for the Rent and other charges reserved hereunder shall cease as of the effective date of the termination of this Lease.

             Rent Abatement. If by reason of such casualty the Premises is rendered wholly untenantable, the Rent and other charges payable by Tenant shall be fully abated, or if only partially damaged, such Rent and other charges shall be abated proportionately as to that portion of the Demised Premises rendered untenantable, in either event (unless the Lease is terminated, as aforesaid) from the date of such casualty until the Demised Premises have been substantially restored, or until Tenant has resumed its business operations in the Demised Premises, whichever shall occur sooner.

         11. ASSIGNMENT AND SUBLETTING:

             A. TENANT ASSIGNMENT AND SUBLETTING: Tenant shall not assign, transfer or encumber this Lease without the prior written consent of Landlord, and shall not sublet or allow any other tenant to come in, with or under Tenant without like prior written consent, which consent shall not be unreasonably withheld; provided, however, Tenant may assign this Lease to its parent company, Safeguard Scientifics, Inc., or any corporation resulting from the merger or consolidation with Tenant, without Landlord's consent. Except for a corporate tenant whose stock is traded on the New York or American Stock Exchange or on the "over the counter" market, a transfer of any of Tenant's stock or a transfer or change of "control" of Tenant or a change in the composition of the persons or entities owning any interest in any non-corporate tenant shall be deemed as assignment for the purposes of this paragraph. "Control" shall mean, with respect to a corporation, the ownership, directly, directly or indirectly, of stock possessing, or the right to exercise, at least 25% of the total combined voting power of all classes of the controlled corporation's stock issued, outstanding, directly or indirectly, of at least 25% of all legal and equitable interests therein. If Tenant desires the consent of Landlord to sublease or assign, Tenant must submit the sublease or assignment to Landlord for its approval, together with the following documents: (a) a complete financial statement of the subtenant or assignee with an authorization to verify the same;
                (b) a declaration by the subtenant or assignees as to the type of business to be carried out and the number of employees to occupy the Demised Premises; (c) payment of a $300.00 fee for processing and approval of the sublease or assignment documents; and (d) proof of payment of all leasing commissions, if applicable. Consent of Landlord to one assignment or subletting of the Demised Premises or any portion thereof for any use which will violate the exclusive use rights or prohibited use restrictions granted to any other tenant in the Building. Any assignment or subletting, notwithstanding the consent of the Landlord, shall not in any manner release Tenant herein from its continued liability for the performance of the provisions of this Lease and any amendments or modifications thereto. In addition, the assignee shall agree in writing (a copy of which shall be delivered to Landlord) to assume all of Tenant's obligations under this Lease. The acceptance of any rental payments by Landlord from any alleged assignee shall not constitute approval of the assignment of this Lease by Landlord. Tenant expressly acknowledges that Landlord may refuse to give its consent to any proposed assignment or subletting if Landlord determines in good faith that Landlord's interest in the Demised Premises or the Building would be adversely affected by, among other things, (i) the financial condition, credit-worthiness or business reputation of the proposed assignee or subtenant; (ii) the proposed use of the Demised Premises by, or business of, the proposed assignee or subtenant; (iii) the tenant mix of the Building; or (iv) the obligations of Landlord and/or the rights of other tenants of the Building.

             B. LEGAL FEES: Landlord shall be promptly fully reimbursed by
                Tenant for legal fees incurred by Landlord with respect to any proposed assignment or sublease, regardless of whether the assignment or sublease is approved.

             C. RENTALS: In the event that pursuant to any assignment or sublease, Tenant receives or has the right to receive any monies, rental payments or any other consideration in excess of Tenant's rental obligations hereunder, Tenant guarantees that fifty percent (50%) of all such excess amounts from any sublease or assignments shall, when due or payable, be immediately delivered or paid to the Landlord by Tenant or any such assignee or subtenant. All such monies, rental payments or any other consideration shall be the sole and exclusive property Landlord. In determining any minimum sublease rent requirements or excess rent received from a subtenant which occupies less than all of the Demised Premises, the rent payable by Tenant hereunder shall be compared to the rent payable by the subtenant on a per square foot basis, i.e, rent shall be the total rent accruing during such period multiplied by a fraction, the numerator of which is the floor area of any such subleased area and the denominator of which is the area of the Demised Premises.

             D. NOTICE OF CONTEMPLATED ASSIGNMENT OR SUBLETTING: In the event
                Tenant shall desire to assign, transfer or sublet the Demised Premises to any other person or entity, then Tenant shall notify Landlord in writing and shall furnish Landlord with information regarding the assignee, transferee, subtenant or the change in the ownership of the controlling interest of Tenant. The phrase "controlling interest" as used in the preceding sentence shall have the same meaning as the word "control" as described in
                Section 11(A). Landlord shall have twenty (20) days after receipt of such notice and supporting data to adopt one of the following alternatives: (a) to approve the proposed assignment, transfer or subletting (or stock sale or transfer where applicable), in which case Tenant shall continue to be liable along with the said assignee for the fulfillment of all Tenant's obligations for the remainder of the term; or (b) to disapprove the same and provide Tenant with its written reasons for disapproving, in which case this Lease shall continue in full force and effect with Tenant continuing to occupy the Demised Premises under the terms hereof.

         12. DEFAULT AND REMEDIES:

             A. DEFAULT: The following events shall be deemed to be events of default by Tenant under this Lease: (a) if Tenant shall fail to make any payment of Rent within five (5) days after the same shall become due; (b) if Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of Rent, and shall not cure such failure within ten (10) days after written notice thereof to Tenant; (c) the failure of Tenant to open for business in the Demised Premises within ninety (90) days of the Commencement Date; or (d) if Tenant assigns its assets for the benefit of its creditors. Landlord shall be obligated to provide Tenant with written notice, a maximum of two times per calendar year, of a payment default and Tenant should have a five (5) day grace period after receipt of such notice. For a non-monetary default, Tenant shall have a 30-day grace period after receipt of written notice from Landlord to cure such default.

             B. REMEDIES OF LANDLORD: Upon the occurrence of any such event of default, Landlord shall have the option to pursue any one or more of the following remedies (as well as any other remedies provided by law) without any notice or demand whatsoever:

                1. Enter upon and take possession of the Demised Premises
                   without terminating this Lease and without relieving Tenant of its obligation to make the payments of Rent herein reserved, and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof and any personal property or trade fixtures located therein, and change or alter the locks and other security devices, and relet the Demised Premises on behalf of Tenant, at any rental readily obtainable, and receive the rent therefor. In such event, Tenant shall pay to Landlord on demand the reasonable expenses of such reletting, and any deficiency which may arise by reason of such reletting for the residue of the term of this Lease.

                2. Forfeit and terminate this Lease forthwith. In the event of such termination, Tenant shall immediately surrender the Demised Premises the Landlord and if Tenant fails to do so, Landlord may enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying the Demised Premises or any part thereof, and any personal property or trade fixtures located therein. In the event of the forfeiture of this Lease as provided herein, Tenant shall pay to Landlord, on demand, the reasonable expenses of such reletting (including all repairs, reasonable improvements, brokers' and attorneys' fees and all loss or damage which Landlord may sustain by reason or such re-entry and reletting) plus an amount equal to the difference between the Rent provided for herein and the amount of rent received by Landlord from the subsequent reletting of the Demised Premises, for the balance of the term of this Lease.


         13. BANKRUPTCY:

             A. TENANT BANKRUPTCY: If Tenant or the guarantor of Tenant's obligations hereunder ("Guarantor") (i) makes an assignment or other arrangement for the benefit of creditors or takes any other similar action for the protection or benefit of creditors,
                (ii) ceases doing business as a going concern, (iii) generally does not pay its debts as they become due, (iv) admits in writing its inability to pay its debts as they become due, (v) takes any action to dissolution or liquidation, (vi) gives written notice to any governmental body of insolvency, or pending insolvency, or suspension or pending suspension of operations, or (vii) takes any corporate or partnership action in connection with any of the foregoing, then Landlord may give Tenant a notice of termination of this Lease, in which case this Lease shall terminate as of the date specified in such notice of termination, whether or not the term has commenced, with the same effect as if that day were the expiration date of the term. If a petition shall be filled or a proceeding or bankruptcy case commenced against Tenant or the Guarantor or any of their affiliates in any court, pursuant to any bankruptcy or insolvency or for arrangement or reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or guarantor's or their respective affiliate's property, and the same is not discharged within ninety (90) days, or if Tenant or any of their respective affiliates shall voluntarily file any such petition or make an assignment for the benefit of creditors or petition for or enter into an arrangement, this Lease shall, effective the date of filing, automatically and as a matter of law, be deemed to have been cancelled, terminated and expired with the same effect as if that date were the expiration date of the term.

             B. LEASE TERMINATION: From and after the date of a termination as described above, neither Tenant nor anyone claiming through or under Tenant by virtue of any statute or of an order of any court shall be entitled to acquire or remain in possession of the Demised Premises, and Landlord shall have no further liability hereunder to Tenant, and any such person or entity, if in possession, shall forthwith quit and surrender the Demised Premises. If this Lease shall be so cancelled or terminated, Landlord, in addition to the other rights and remedies of Landlord by virtue of any other provisions herein or elsewhere in this Lease contained or by virtue of any statute, law or rule of law, may retain as liquidated damages any rent, security deposit or monies received by Landlord from Tenant or others in behalf of Tenant. In the event of the termination of this Lease as described above, Landlord shall be entitled to recover from Tenant an amount equal to the maximum allowed by any statute, law or rule of law in effect at the time when, and governing the proceeding which, such damages are to be proved.

             C. LEASE ASSUMPTION: If pursuant to the insolvency laws (i.e., the
                United States Bankruptcy Code, 11 U.S.C. Section 101 et seq., and any federal, state, foreign or other laws of like impact), Tenant or a trustee of Tenant is permitted to, and elects to, assume or assume and assign this Lease:

                1. Tenant or the trustee shall as a condition to such assumption or assumption and assignment either cure all defaults under this Lease, or provide Landlord Adequate Assurance (hereinafter defined) that: (a) Tenant or the trustee shall cure all monetary defaults under this Lease within ten (10) days after the date of any such assumption; and (b) Tenant or the trustee shall cure all non-monetary defaults under this Lease within thirty (30) days after the date of any such assumption.

                2. Tenant or the trustee shall as a condition to such assumption or assumption and assignment either compensate, or provide Adequate Assurance to landlord that within ten (10) days from the date of any such assumption Tenant or the trustee shall compensate Landlord for any pecuniary loss incurred by Landlord arising from any default under this Lease, including, but not limited to, Landlord's attorneys' fees and disbursements and any late charge applicable under this Lease, as recited in Landlord's written statement of pecuniary loss sent to Tenant or the trustee.

                3. In the case of an assumption, Tenant or the trustee shall as a condition to such assumption provide Landlord with Adequate Assurance of the future performance of the obligations of Tenant under this Lease, including, without limitation, Adequate Assurance of Tenant's or the trustee's ability to pay Rent.

                4. In the case of an assumption and assignment, such assignee shall as a condition to such assignment provide Landlord with Adequate Assurance of the future performance of the obligations of Tenant under this Lease, including, without limitation, Adequate Assurance of such assignee's ability to pay Rent.

                5. In the case of an assumption and assignment, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord (or shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (as the same may be amended, the "Bankruptcy Code").

                6. In the case of an assumption, Tenant or the trustee, and in the case of an assumption and assignment, such assignee, shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assumption or assumption and assignment. Tenant and any such trustee or assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

                7. The assumption of this Lease by Tenant or the trustee and the assumption and subsequent assignment of this Lease to the assignee is subject to all the provisions of this Lease, and Tenant, trustee or assignee will not breach any provision contained in this Lease or any other lease, mortgage, financing agreement, master agreement or other agreement relating to the Building.

                8. Notwithstanding anything in the Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent or other charges due hereunder shall constitute rent for the purpose of Section 502(b)(6) of the Bankruptcy Code and for the purpose of any similar section of any other present or future Insolvency Laws.

         14. COMMON AREAS:

             A. CONTROL OF COMMON AREAS: All parking areas, driveways, entrances and exits thereto, sidewalks, ramps, landscaped areas, exterior stairways, and all other Common Areas and facilities provided by Landlord for the common use of tenants of the Building and their agents, employees and customers, shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right to operate and maintain the same in such manner as Landlord, in its sole discretion, shall determine from time to time, including without limitation the right to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of said Common Areas and the Building as a whole. Tenant shall not use the sidewalks adjacent to the Demised Premises or any area outside the Demised Premises for business purposes without the previous written consent of Landlord. Landlord shall have the exclusive right at any and all times to close any portion of the Common Areas for the purpose of making repairs, changes or additions thereto, provided that such changes do not materially impair Tenant's use of the Premises and are consistent with common areas in first class office buildings in Raleigh NC, and may change the size, area or arrangement of the parking areas or the lighting thereof within or adjacent to the existing areas and may enter into agreements with adjacent owners for cross-easements for parking, ingress or egress.

             B. PARKING AREA: Tenant shall have the right to park in the
                Building parking facilities in common with other tenants in the Building upon such terms and conditions, including the imposition of reasonable parking charges, if the same is established by Landlord at any time during the term of this Lease. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are being overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking area as Landlord shall deem appropriate. Landlord further shall have the right from time to time to grant tenants, including Tenant, exclusive rights to certain parking spaces at the parking facilities at the Building. Landlord will provide that it will always maintain parking ratios as required by the zoning code, but in no event less than four parking spaces per 1,000 useable square feet of the Building. If Landlord offers reserved parking to any other tenants in the Building, of less than 50,000 rsf, then Landlord shall provide Tenant with not more than five (5) designated parking spaces.

             C. LOADING: Tenant agrees that all loading and unloading of equipment, furniture, and goods shall be made at such places as are designated by Landlord.

         15. EMINENT DOMAIN:

             A. FULL TAKING: If all of the Demised Premises shall be acquired under threat of condemnation or condemned by eminent domain for any public or quasi-public use or purpose, then and in that event the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

             B. PARTIAL TAKING: If any part of the Demised Premises (or so much of the Building as to make continued operation of the Building impractical in the reasonable business judgment of Landlord) shall be acquired under threat of condemnation or condemned by eminent domain for any public or quasi-public use or purpose then Landlord may (i) elect to restore the Demised Premises to a condition comparable to its condition at the time of such condemnation less the portion taken in such condemnation provided Tenant's use of the property is not materially impaired, and this Lease shall thereafter continue in full force and effect with a proportionate adjustment to the minimum rent for the portion of the Demised Premises lost by such taking or condemnation; or (ii) elect to cancel this Lease by written notice of cancellation given to Tenant within one hundred twenty
                (120) days after the date of such taking and thereupon this Lease shall cease and terminate as of the date set forth in said notice and Tenant shall immediate vacate and surrender the Demised Premises to Landlord. The term "condemnation" as used herein shall include any voluntary conveyance in lieu thereof. If Tenant's space is materially impaired for more than one hundred twenty (120) days, Tenant may terminate the Lease and receive a rent abatement from the date of the condemnation action.

             C. AWARD: In the event the Demised Premises shall be acquired under threat of condemnation or condemned by eminent domain for any public or quasi-public use or purpose as hereinbefore provided, either whole or partial, Tenant shall not be entitled to any part of the award as damages or otherwise for such condemnation and Landlord shall receive the full amount of such ward, Tenant hereby expressly waiving any right or claim to any part thereof; except that Tenant shall be entitled to receive and retain any amounts which may be specifically awarded to it in such condemnation proceedings because of the taking of its trade fixtures. It is understood that in the event of the termination of this Lease as aforesaid, neither Landlord nor Tenant shall have any claim against the other for the value of any unexpired term of this Lease and Tenant shall have no right or claim to any part of the award on account thereof.

         16. LANDLORD'S RIGHT OF ENTRY: Except in the case of emergencies, Landlord reserves the right at all reasonable times and with reasonable notice to Tenant during the term of this Lease for Landlord or Landlord's agents to enter the Demised Premises for the purpose of inspecting and examining the same, and to show the same to prospective purchasers or tenants, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable. During the ninety (90) days prior to the expiration of the term of this Lease or any renewal term, Landlord may exhibit the Demised Premises to prospective tenants and place upon the Demised Premises the usual notices advertising the Demised Premises for lease, which notices Tenant shall permit to remain thereon without molestation. If Tenant shall not be personally present to open and permit an entry into said Demised Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents, connected with Building maintenance, may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefore, and without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Demised Premises or any part thereof, except as otherwise herein specifically provided.

         17. QUIET ENJOYMENT: Landlord agrees that, if the Rent is being paid in the manner and at the time prescribed and the covenants and obligations of Tenant are being all and singular kept, fulfilled and performed, Tenant shall lawfully and peaceably have, hold, possess, use and occupy and enjoy the Demised Premises so long as this Lease remains in force, without hindrance, disturbance or molestation from Landlord, subject to the specific provisions of this Lease.

         18. WAIVER: No failure to exercise, nor any delay in exercising any right, power or remedy hereunder by Landlord shall operate as a waiver thereof, nor shall any single or partial exercise by Landlord of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right. Waiver by Landlord of any default, breach or failure of Tenant under this Lease shall not be construed as a waiver of any subsequent or different default, breach or failure. In case of a breach by Tenant of any of the covenants or undertakings of Tenant, Landlord nevertheless may accept from Tenant any payment or payments hereunder without in any way waiving Landlord's rights with respect thereto as herein provided or any rights or remedies available at law or in equity by reason of any other breach or lapse which was in existence at the time such payment or payments were accepted by Landlord.

         19. ACCORD AND SATISFACTION: No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

         20. SUBORDINATION: Tenant accepts this Lease subject and subordinate to any mortgage or deed of trust presently existing or hereafter arising on the Demised Premises or upon the Building, and to any renewals, refinancing, extensions and replacements thereof. Landlord and Tenant agree that this Lease shall be subordinate to any future mortgage or deed of trust; provided that Tenant receives an executed Non-Disturbance Agreement from such lender which sets forth that Tenant's possession of the Demised Premises shall not be disturbed so long as Tenant is not in default hereunder, and that if any purchaser by a foreclosure sale or by deed in lieu of foreclosure becomes the owner of the Demised Premises or the Building, Tenant will attorn to and recognize such entity as Landlord hereunder. In confirmation of this subordination, Tenant shall execute and promptly deliver any certificate that lessor or any mortgagee may reasonably require. Tenant agrees to give any mortgagee and/or trust deed holder, by certified mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagee and/or trust deed holder. Tenant further agrees that if Landlord shall have failed to cure any default hereunder within the time provided for in this Lease, then the mortgagee and/or trust deed holder shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) day period, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effectuate such cure).

         21. ESTOPPEL LETTER:

             Either party (Answering Party) shall from time to time, with ten
             (10) business days after receiving a written request by the other party (Asking Party), execute and deliver to the Asking Party a written statement. This written statement, which may be relied upon by the Asking Party and any third party with whom the Asking Party is dealing shall certify:

             (i) the accuracy of the Lease document;

             (ii) the Beginning and Ending Dates of the Lease;

             (iii) That the Lease is unmodified and in full effect or in full effect as modified, stating the date and nature of the modification;

             (iv) whether to the Answering Party's knowledge the Asking Party is in default or whether the Answering Party has any claims or demands against the Asking Party and, if so, specifying the Default claim, or demand; and

             (v) to other correct and reasonably ascertainable facts that are covered by the Lease terms.

         22. NOTICES: All notices by either party to the other shall be made by either (i) hand delivery; or (ii) depositing such notice with a nationally known overnight courier service; or (iii) depositing such notice in the certified mail of the United States of America. Such notice shall be deemed to have been served on the date of hand delivery or of such depositing in the Certified Mail or overnight courier, as applicable. The refusal by either party to accept delivery shall not negate its effectiveness. All notices shall be delivered to the addresses specified in Section 1. Either party may change its address from time to time, and shall give the other party notice of such new address.

         23. REAL ESTATE COMMISSIONS: Landlord and Tenant each represent that they have dealt with no broker other than Goodman Segar Hogan Hoffler and CORPORATE REALTY ADVISORS in connection with the negotiation, execution and delivery of this Lease. Landlord agrees to pay the commission due said brokers pursuant to a separate agreement. This provision shall not be construed to create any third party rights hereunder in favor of said brokers. If any person or entity other than Goodman Segar Hogan Hoffler and CORPORATE REALTY ADVISORS shall assert a claim to a finder's fee, broker's commission or other compensation on account of the alleged employment as finder or broker for Tenant or performance of services as a finder or broker for Tenant in connection with this transaction, Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims and all costs, expenses and liabilities incurred in connection therewith, including but not limited to reasonable attorney's fees and court costs, by any other such broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Lease.

         24. HOLDING OVER: Should Tenant remain in possession of the Demised Premises after the expiration or sooner termination of the term of this Lease (or any renewal term hereof) without the consent of Landlord, Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of the following:
             (i) a renewal of this Lease for one year; or (ii) a tenancy from month-to-month terminable in accordance with applicable law; or
             (iii) a tenancy at sufferance terminable in accordance with applicable law. Any such period described in (i), (ii) or (iii) shall be subject to all of the terms, covenants and conditions of this Lease, except that Tenant shall pay Rent at 150% the rate of Rent hereinbefore provided to be paid during the last month of the lease term. If no notice is served, then a tenancy at sufferance shall be deemed to be created. Tenant shall be liable to Landlord for all damages suffered by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent Tenant for all or any portion of the Demised Premises.

         25. RELATIONSHIP BETWEEN THE PARTIES: The sole relationship between Landlord and Tenant is that of landlord and tenant. It is understood that Landlord shall not be deemed to be a partner or joint venturer with Tenant in the conduct of Tenant's business.

         26. PARTIAL INVALIDITY: If any term or condition of this Lease or the application thereof to any person or event shall to any extent be invalid and unenforceable, the remainder of this Lease in the application of such term, covenant or condition to persons or events other than those to which it is held invalid or unenforceable shall not be affected and each term, covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         27. SUCCESSORS: The provisions, covenants and conditions of this Lease shall bind and inure to the benefit of the legal representatives, and assigns of each of the parties, except that no assignment or subletting by Tenant without the written consent of Landlord shall vest any right in the assignee or sublessee of Tenant.

         28. TRANSFER OF LANDLORD INTEREST: In the event of any sale or exchange of the Building and the Demised Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Demised Premises or this Lease occurring after the consummation of such sale, exchange or assignment.

         29. LANDLORD'S LIABILITY: Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Demised Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord to Tenant in the event of any default or breach by Landlord with respect to any of the terms and provisions of this Lease to be observed and/or performed by Landlord, subject, however, to the prior rights of any holder of any mortgage covering the Building, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claims.

         30. HAZARDOUS MATERIALS: Tenant shall not use, store, manufacture, dispose of or discharge any pollutants, contaminants, or harmful or hazardous substances from or on the Demised Premises or otherwise occupy or permit the Demised Premises to be occupied or used in a manner which (i) violates any law, regulation, rule or other governmental requirement, (ii) impairs the health, safety or condition of any person or property or (iii) adversely affects the use, enjoyment or value of the Demised Premises or the surrounding property. Tenant shall promptly notify Landlord of the breach, or the potential or threatened breach, of any of the provisions of this paragraph. Landlord shall have the right of access to the Demised Premises to inspect, test and, in Landlord's sole discretion, remedy any potential environmental problem. Tenant shall indemnify and hold Landlord, Landlord's Lender and their respective officers, shareholders, partners, employees, and agents, harmless from any loss, claim, liability or expense (including, without limitation, attorneys' fees, court costs, consultant fees, expert fees, penalties, fines, removal, clean-up, transportation, disposal, restoration expenses, diminution in value of the Demised Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises, damages arising from any adverse impact on marketing of space) arising in connection with Tenant's failure to comply with the provisions of this paragraph. A breach of the provisions of this paragraph shall be a material default enabling Landlord to exercise any of the remedies set forth in this Lease or otherwise provided by law. Tenant's obligation hereunder shall survive the expiration or sooner termination of this Lease.

         31. REIMBURSEMENT OF FEES AND COSTS: In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party shall be entitled to reasonable attorney's fees from the losing party.

         32. FORCE MAJEURE: If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any strike, lockout, labor dispute, inability to obtain labor materials or reasonable substitutes therefor, acts of God, unusual governmental restriction, regulation or control, enemy or hostile government action, civil commotion, insurrection, sabotage, fire or other casualty, or any other condition beyond the reasonable control of such party or caused by the other party, then the time to perform such obligation or to satisfy such condition shall be extended on a day-by-day basis for the period of delay caused by such event; provided, however, that the foregoing shall not apply to the obligations of Tenant or Landlord pursuant to this Lease to pay Rent or any other sums payable hereunder. In order for the foregoing to be effective, the party claiming the benefit of this paragraph shall give notice to the other party in writing within ten (10) days of the incident specified and the particularity of the nature thereof, the reason therefore, the date and time incurred and the reasonable length the incident will delay the fulfillment of obligations contained herein. Failure to give such notice within the specified time shall render such delay invalid in extending the time for performing the obligations hereunder.

         33. ENTIRE AGREEMENT; NO ORAL MODIFICATIONS: This Lease constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the transaction and cannot be changed except by written agreement.

         34. CONFIDENTIALITY: In order to induce Landlord to enter into this Lease on the terms and conditions embodied in this Lease, Tenant agrees to keep strictly confidential the terms and conditions and rental set forth in this Lease and to cause all persons working for Tenant to do likewise. Tenant agrees that said rental and other terms and conditions of this Lease will be disclosed only to lawyers and accountants working for Tenant who have a need to know and on tax returns filed with required governmental authorities; otherwise no disclosure whatsoever of said rental, and Lease terms and conditions will be made by Tenant.

         35. REVIEW OF DOCUMENTS: The parties hereto represent that they have read and understand the terms of this Lease, and that they have sought legal counsel to the extent deemed necessary in order to protect their respective interests. Neither party shall be deemed to be the author of this Lease. This Lease was mutually prepared by both parties and shall not be more strongly construed against either party hereto.

         36. RULES: Tenant agrees to abide by the rules and regulations attached hereto and incorporated herein as EXHIBIT C. Provided that all these rules and regulations apply to all tenants of the Building. Landlord may modify the rules and regulations at any time and from time to time, and Tenant agrees to abide by any such modifications.

         37. SIGNS: Tenant shall not erect, install or maintain any sign, advertising or display matter on any exterior door, wall or window of the Demised Premises or on any other part of the Demised Premises which is visible to public view outside the Demised Premises without the prior written approval of Landlord. LANDLORD WILL PROVIDE TENANT WITH BUILDING STANDARD IDENTIFICATION ON THE LOBBY DIRECTORY AND AT THE SUITE ENTRANCE TO THE DEMISED PREMISES AT NO COST TO THE TENANT. TENANT SHALL HAVE THE RIGHT TO USE ITS STANDARD LOGO AND GRAPHICS AT THE MONUMENT SIGN TO BE LOCATED AT THE ENTRANCE OF THE BUILDING TO THE SAME EXTENT AS ANY OTHER TENANT AS WELL AS ON THE BUILDING DIRECTORY AND ENTRANCE TO THE SUITE SUBJECT TO LANDLORD'S REASONABLE APPROVAL, WHICH SHALL NOT BE UNREASONABLE WITHHELD.

         38. RIGHT TO PERFORM: If Tenant shall fail to pay any sum other than Rent, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days following notice from Landlord, then Landlord may (but shall not be obligated to and without waiving or releasing Tenant from its obligations) perform on behalf of Tenant. All sums paid by Landlord and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after such payment by Landlord, together with interest thereon at the Default Rate of interest from such date to the date of payment.

         39. EFFECTIVE: This Lease is not effective until duly signed by both Landlord and Tenant.

         40. SECURITY: Landlord shall be under no affirmative obligations with respect to security at and for the Building, however, Tenant agrees to the exercise by Landlord and its agents and employees, within their sole discretion, of such security measures as Landlord deems necessary.

         41. FINANCIAL STATEMENTS: Tenant shall provide its annual report within sixty (60) days after publication to Landlord. Failure to provide this annual report shall not constitute an event of default by the Tenant.

         42. COMPLIANCE WITH LAWS:

             A. Landlord's Compliance. Landlord warrants, that on the
                Commencement Date, the Premises will comply with all applicable laws, ordinances, rules, and regulations of governmental authorities (Applicable Laws). During the Term, Landlord shall comply with all Applicable Laws regarding the Demised Premises and Building except to the extent Tenant must comply under paragraph B below.

             B. Tenant's Compliance. Tenant shall comply with all Applicable
                Laws: (i) regarding the physical condition of the Demised Premises but only to the extent the Applicable Laws pertain to the particular manner in which Tenant uses the Demised Premises; or (ii) that do not relate to the physical condition of the Demised Premises but relate to the lawful use of the Demised Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, and illegal business operations, such as gambling.

         43. LEASE RIDERS: The following riders to this lease, if any, are attached hereto and incorporated herein by this reference (if none, so state):

                  Lease Rider No. 1:        Right of First Offer
                  Lease Rider No. 2:        Intentionally Deleted
                  Lease Rider No. 3:        Pre-Move In Expansion Offer
                  Lease Rider No. 4:        Renewal Options
                  Lease Rider No. 5:        Termination Option


              THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.

         IN WITNESS WHEREOF, the undersigned have entered into this Lease the day and year first above written.

                      LANDLORD:
                      REXFORD LLC,
                      a North Carolina Limited Liability company

                      BY:             _____________________________________

                      PRINTED NAME:   _____________________________________
                      TITLE:          _____________________________________

ATTEST:
------------------------------
__________ Secretary

[AFFIX CORPORATE SEAL]




                      TENANT:
                      TANGRAM ENTERPRISE SOLUTIONS, INC.,
                      a                       (SEAL)

                      BY:           ________________________________ (SEAL)

                      PRINTED NAME: _____________________________________
                      TITLE:        _____________________________________

[if Tenant is a corporation]:

ATTEST:
------------------------------
__________ Secretary

[AFFIX CORPORATE SEAL]

                                LEASE RIDER NO. 1
                              RIGHT OF FIRST OFFER

         IF TENANT DOES NOT EXERCISE ITS PRE-MOVE IN EXPANSION OPTION, Landlord hereby grants to Tenant the Right of First Offer to lease the office premises located on the second floor of the building (the "Expansion Premises"). If the Expansion Premises become available for lease, and if Tenant is not then in any form of default, Landlord shall give Tenant notice of Landlord's intent to lease the Expansion Premises to a specifically identified third party and Tenant shall have five (5) business days after receipt of such notice within which to give Landlord written notice of whether or not Tenant desires to exercise its Rights of First Offer to lease said space contemplated by the identified thirty party, under the terms and conditions under which the third party would lease the Expansion Premises. The failure of Tenant to so notify Landlord within such time period shall be deemed to be a rejection by Tenant of its right to lease the Expansion Premises. If Tenant exercises its right to lease such Expansion Premises as herein provided, Landlord and Tenant shall enter into a supplemental lease agreement relative to such Expansion Premises, on the same economic terms offered to the third party. IF TENANT EXERCISES ITS RIGHTS OF FIRST OFFER AND THERE IS A MINIMUM OF FORTY-TWO (42) MONTHS REMAINING ON THE TERM OF THE LEASE, THE RENTAL RATE FOR THE EXPANSION PREMISES SHALL BE THE THEN CURRENT RENTAL RATE PER RENTAL SQUARE FOOT BEING PAID WITHIN THE ORIGINAL LEASE, INCLUDING ANNUAL INCREASES AND EXCLUDING ANY RENT ABATEMENT. FURTHER, IN THE EVENT TENANT EXERCISES ITS RIGHTS OF FIRST OFFER, TENANT SHALL BE ENTITLED TO A RETROFIT ALLOWANCE FOR THE EXPANSION PREMISES EQUAL TO TWENTY-FIVE CENTS ($.25) PER USABLE SQUARE FOOT CONTAINED IN THE EXPANSION PREMISES TIMES THE NUMBER OF MONTHS THEN REMAINING OF THE LEASE TERM (INCLUDING ANY EXTENSION THEN IN EFFECT). HOWEVER, SUCH RETROFIT ALLOWANCE SHALL NOT EXCEED $15 PER USABLE SQUARE FOOT.

                                LEASE RIDER NO. 2

                       THIS PAGE IS INTENTIONALLY DELETED

                                LEASE RIDER NO. 3
                          PRE-MOVE IN EXPANSION OPTION

         Landlord agrees to hold one-half (1/2) of the second floor of the west wing off the market until February 1, 1997. In order to exercise this Expansion Option, Tenant must give notice to Landlord of its intent to exercise this Option prior to February 1, 1997. IF WRITTEN NOTICE IS NOT RECEIVED, THIS OPTION SHALL EXPIRE AND BECOME NULL AND VOID. Such space shall be leased at the same rental rate and terms of this Lease, EXCLUDING FREE RENT AND including Tenant improvement build-out as described herein for the third floor space in a turn-key condition using building standard materials.

                                LEASE RIDER NO. 4
                                 RENEWAL OPTIONS




         Tenant shall have the right to extend the term of the Lease for two (2) additional periods of five (5) years, commencing on the expiration of the immediately preceding term of this Lease. Such renewal option shall be deemed effectively exercised only if Tenant has given Landlord written notice thereof at least one hundred twenty (120) days prior to the expiration of the original term, and only if Tenant is not in default as determined under Section 12 at the time of such exercise and at the time of the commencement of the renewal term. All terms and provisions of this Lease shall be applicable during such renewal term except that the renewal rental rate shall be at the then prevailing market rental rate. For purposes of this Lease, the then prevailing market rental rate shall mean the annual amount per rentable square foot that willing, comparable, non-equity, non-renewal, non-expansion new tenant would pay, and a willing, comparable Landlord of a similar property would accept, in an arm's length transaction, as of the commencement of the renewal term, taking into account the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the type of escalation clause, the extent of Tenant's liability under the lease, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, brokerage commissions, if any, which would be payable by Landlord in similar transactions, leasehold improvements which would be payable by Landlord in similar transactions, length of the lease term, and the size and location of the premises being leased, it being the intent that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in comparable transactions and Landlord will make and receive the same economic payments and concessions that Landlord would otherwise make and receive in comparable transactions.

         For the first thirty (30) days following Landlord's receipt of Tenant's notice of exercise of such option to renew, Landlord and Tenant shall have the opportunity and option to mutually agree on the fair market rental for the Demised Premises. If Landlord and Tenant are unable to agree upon such fair market rental within the time period set forth above, then each party shall appoint an appraiser within ten (10) days after the lapse of such thirty (30) day time period and notify the other party of such appointment by identifying the appraiser. Each party hereto agrees to select as it respective appraiser a licensed real estate broker, who is an individual having at least five (5) years experienced with respect to office property ownership, management and marketing in the Cary-Raleigh, North Carolina area, which person should not be regularly employed or have been retained during the last two (2) years as a consultant by the party selecting such person. Neither party may consult directly or indirectly with any appraiser regarding the fair market rental prior to the appointment or after appointment, outside the presence of the other party. Not later than ten (10) days after both appraisers are appointed, each party shall separately, but simultaneously, submit in a sealed envelope to each appraiser their separate suggested fair market rental and shall provide a copy of such submission to the other party. The two selected appraisers, after reviewing such submissions, shall each independently determine the fair market rental for the Demised Premises and shall determine whether the Landlord's or the Tenant's estimate of fair market rental is closer to the actual market rental for the Demised Premises. If both appraisers agree that one of the said declared estimates is the actual fair market rental for the Demised Premises, they shall declare that estimate to be the fair market rental for the Demised Premises, and their decision shall be final and binding upon the parties. If the two selected appraisers are unable to agree upon the fair market rental within thirty (30) days after receipt of Landlord's and Tenant's submitted estimates, then the appraisers shall inform the parties and the appraisers shall select a third appraiser, not less than ten (10) days after the expiration of the thirty (30) day period. If no appraiser is selected within such ten (10) day period, either party may immediately petition a court of competent jurisdiction to appoint such third appraiser. The third appraiser shall have the same qualifications set forth above and the restrictions set forth above shall likewise apply. The third appraiser shall independently determine the fair market rental of the Demised Premises. The ultimate fair market rental of the Demised Premises shall be the arithmetic average of the two closest fair market rental values, determined by two of the three appraisers, but in no event in excess of the bounds established by Landlord's or Tenant's estimates furnished as set forth above. The fair market rental established under this paragraph shall be conclusive, unappealable and binding upon the parties hereto. Each party shall be responsible for the costs, charges and/or fees of its appraiser, and the parties shall equally in the costs, charges and/or fees of the third appraiser.

                                LEASE RIDER NO. 5
                               TERMINATION OPTION


         Landlord hereby grants to Tenant a one time right to terminate the Lease pertaining to the square footage of space in the Demised Premises which is occupied by that portion of Tenant's business dealing with AM:PM Software (the "AM:PM Suite") at the end of the sixtieth (60th) month of the initial lease term by providing Landlord one hundred eighty (180) days prior written notice. After the effective date of such notice, Tenant shall have no further responsibilities with respect to the AM:PM Suite.

                                   EXHIBIT A
                                LEGAL DESCRIPTION



         All of Lots C6b-1, C6b-2, and a portion of C6b-4 (consisting of approximately 17.509 acres), as shown on survey of Denward W. Baker and Associates, P.A., entitled "Regency park Site C6," recorded in Wake County Register of Deeds, Book of Maps 1985, Page 1466.

                                   EXHIBIT A-1

                                    BUILDING

                                   EXHIBIT A-2
                               BUILDING FLOOR PLAN

                                    EXHIBIT B

                DESCRIPTION OF LANDLORD'S WORK AND TENANT'S WORK

                            Attached to and forming a
                                  part of Lease

                                 LANDLORD'S WORK


Landlord will provide the following (all other work not specifically identified in this Exhibit B or elsewhere in this Lease in individual leases shall be at Tenant's expense):

         1. Landlord agrees to provide Tenant buildout using building standard finishes based on the enclosed space plan as shown on Exhibit B-1. LANDLORD SHALL PROVIDE A $5,000 ALLOWANCE TOWARD TENANT'S BUILT-IN RECEPTION COUNTER.

         2. Landlord shall be responsible for constructing the Demised Premises according to the mutually agreed upon plans and specifications.

             Landlord will provide a $14.35 tenant improvement allowance per rentable square foot on 49,574 rentable square feet. In the event that such costs exceeds $14.35, Landlord shall pay for such cost and amortize such costs over seven (7) years at an interest rate of ten percent (10%) and charge Tenant such amortized amount as part of the base rent for the Demised Premises.

         3. Landlord's upfitting of the Demised Premises shall not exceed the items listed above and the plans attached as Exhibit B-1 which include the engineers' drawings to be provided by Landlord in connection therewith. Landlord is further responsible for providing the common areas of the Building in compliance with the Americans with Disabilities Act and all other applicable code, statute, regulation or applicable law.

         4. All architect, engineering and permitting cost to upfit the Demised Premises.

         5.  Landlord shall make the following improvements to the base
             Building:

             Re-stripe the existing parking lot to maximize the number of spaces available;

             Label visitor parking adjacent to the Building entrance; and

             Maintain a building perimeter entry control system for a multi-tenant office building befitting a Class A suburban office building, however, Landlord does not guaranty the safety or security at the Demised Premises and Building and Landlord assumes no liability under this Lease for such safety or security.

             Landlord will use its best efforts to provide a cafeteria for the nonexclusive use of tenants of the Building with such cafeteria operational by the Term Commencement.

             Landlord will use its best efforts to provide a fitness center available for the nonexclusive use of the tenants of the Building which will include without limitation locker room, changing rooms and shower facilities for men and women within one hundred twenty
             (120) days after the Term Commencement.

             Landlord to provide 100 KVA to each of the 3rd and 4th floors mechanical rooms.

             Landlord to provide $9,000.00 allowance to move Tenant's media center.




                                  TENANT'S WORK

         Landlord's work is limited to the work hereinabove described and excludes work described as Tenant's work; all work not classified as Landlord's work is Tenant's work.

         The work to be done by Tenant shall include, but not be limited to, the purchase and/or installation and/or performance of the following, and all the following shall be at Tenant's expenses. The plans and specifications, if any are needed, and the detail and design shall be subject to the written approval of Landlord or Landlord's architect. All construction to be performed by Landlord's contractor.

         Tenant is responsible for moving Tenant's media center.


         ITEMS TO BE DONE

                                   EXHIBIT B-1
                                   SPACE PLAN

                                    EXHIBIT C

                              RULES AND REGULATIONS

Tenant agrees as follows:

1. Tenant shall not display, any signs or banners or promotions without first obtaining the Landlord's prior written approval. Landlord shall have the right to remove any signs which are not in conformance with the terms of Tenant's Lease or the terms of these Rules and Regulations.


2. All loading and unloading of goods shall be done only at such times, in the areas, and through the entrances, designated for such purposes by Landlord.

3. The delivery or shipping of merchandise, supplies and fixtures to and from the Demised Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Demised Premises or the Building.

4. Landlord shall have the right to set the operating hours for the Building and restrict access to the Demised Premises during non-operating hours. Landlord may establish security controls for the purpose of regulating access to the Building. Tenant shall have access to the Demised Premises 24 hours a day and seven days a week.

5. No radio, television, cable, ONH receiver or other similar device shall be installed without first obtaining in each instance Landlord's consent in writing. No aerial shall be erected on the roof or exterior walls of the Demised Premises, or on the grounds, without in each instance, the written consent of Landlord. Any aerial so installed without such written consent shall be subject to removal without notice at any time. Landlord may install a master antenna.

6. No loudspeakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Demised Premises without the prior written consent of Landlord.

7. Tenant and Tenant's employees shall park their cars only in those portions of the parking area designated for that purpose by landlord. Tenant shall furnish Landlord with state automobile license numbers assigned to Tenant's car or cars, and cars of Tenant's employees upon request.

8. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.


9. Tenant shall not burn any trash or garbage of any kind in or about the Demised Premises/Building or within one (1) mile of the outside property lines of the Building.

10. Landlord reserves the right to make such reasonable amendments or additions to these Rules and Regulations as is deemed necessary to the proper administration and care of the Building. All amendments or additions to the Rules and Regulations shall apply to all tenants of the Building.

11. Before leaving the Demised Premises unattended, Tenant shall close and securely lock all doors and other means of entry to the Demised Premises.

12. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of drugs or alcohol. Tenant shall not serve alcohol in or about the Demised Premises

13. Tenant shall not install or operate any internal combustion engine, boiler, machinery, heating, or air conditioning apparatus in or about the Demised Premises.

14. Tenant shall not solicit or canvass any occupant of the Building.

15. Tenant shall not waste electricity, water, heat or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Demised Premises.

16. Tenant shall be allowed to install and maintain vending machines in the Demised Premises without Landlord's prior written consent.

17. Tenant shall not introduce lead based paint or asbestos-containing materials into the Building.

                                    EXHIBIT D
                     CONFIRMATION AGREEMENT - 11000 REGENCY

         To the Lease dated as of the ____ day of _____________, 1996, made by and between Rexford LLC, as the Landlord, and Tangram Enterprise Solutions, Inc., as the Tenant, for Premises at the 11000 Regency office building in Cary, North Carolina.

         By this Confirmation Agreement dated the ____ day of _______________, 1996, landlord and Tenant agree as follows:

         1. The Building Premises improvements required to be constructed and finished by the Landlord in accordance with the terms of the Lease have been satisfactorily completed by the Landlord, subject to the completion of punch list items identified on the attachment hereto.

         2. The Premises have been delivered to and accepted by the Tenant.

         3. The term Commencement Date of the initial term of the Lease is the ____ day of _______________, 1996 and the Expiration Date is the _____ day of _________________, ______ subject, however, to the terms and conditions of the Lease.

         4. The Building contains a total of 260,690 rentable square feet. The Premises consist of a total of 260,690 rentable square feet of floor area as shown on the attached Exhibits A-1 and A-2, which have been field verified as of the date hereof, comprised of 24,787 rentable square feet on the third floor.

         5. Minimum rent shall be payable in monthly installments as set forth in Section 1(H).

         6. Other than as set forth above, all of the terms and conditions of the Lease are hereby ratified and confirmed, and shall continue in full force and effect.

         IN WITNESS WHEREOF, this instrument has been duly executed by the Parties as of the date second written above.


                                     REXFORD LLC

                                      By: ____________________________

                                      Title: ___________________________
                                                      ("Landlord")

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                                    EXHIBIT E

                              INTENTIONALLY DELETED


                                       46
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